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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  / /
Filed by a Party other than the Registrant  /X/
Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/X/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


      NuMED Home Health Care, Inc.
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               (Name of Registrant as Specified In Its Charter)

      Committee for a New NuMED
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      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ No Fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

                    Common Stock, Par Value $0.001 Per Share
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     (2) Aggregate number of securities to which transaction applies:

      ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

      ------------------------------------------------------------------------
     (5) Total fee paid:

      ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials:
/ / Check box if any of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                              COMMITTEE FOR A NEW NUMED

                 TOGETHER WE CAN SAVE NUMED HOME HEALTH CARE, INC.
                      VOTE THE BLUE PROXY CARD FOR A NEW NUMED



Dear Fellow NuMED Stockholders:

An annual meeting of the stockholders of NuMED Home Health Care, Inc. has been scheduled, at the request of our Committee, for December 28, 1998. At the meeting, NuMED stockholders will have the opportunity to elect the Committee's slate of five new directors who are committed to reversing the dramatic decline in stockholder value that has occurred in your Company under the direction of the incumbent Board of Directors. Our nominees will be running in opposition to the incumbent directors, whom we hold responsible for NuMED's disappointing performance.

We are preparing proxy materials which we will mail, with a BLUE proxy card, to all NuMED stockholders. Our proxy will demonstrate that, under the direction of the incumbent Board, NuMED's stock has consistently underperformed the market and the Company's continuous failure to operate profitably has caused a precipitous decline in net worth.

THIS YEAR YOU HAVE A CHOICE. You don't have to vote for the incumbent directors or simply throw away the current Board's proxy card in protest over the Company's poor performance. You will have the opportunity to vote for our director candidates on our BLUE proxy card.

If you receive the Company's proxy materials before ours, we urge you to take no action until you have received and reviewed our materials. DO NOT SIGN ANY PROXY CARD SOLICITED BY THE INCUMBENT BOARD OF DIRECTORS. You must sign the BLUE proxy card from the Committee if you want to support the Committee's nominees.

Our five director nominees have substantial management experience, including managing publicly-traded and health-care related companies. A summary of their backgrounds appears on the back of this letter.

Your vote at this year's annual meeting will determine the future direction of NuMED and of your investment. Exercise your democratic right as an owner of NuMED. LOOK FOR OUR MATERIALS AND VOTE THE BLUE PROXY CARD FOR A NEW NUMED.

We look forward to hearing from you and working on your behalf for a new
NuMED.

Sincerely,


THE COMMITTEE FOR A NEW NUMED                                November 19, 1998

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                           COMMITTEE FOR A NEW NUMED


RICHARD M. OSBORNE is President and Chief Executive Officer of OsAir, Inc., a company he founded in 1963. OsAir is a manufacturer of industrial gases for pipeline delivery and a real property developer. Mr. Osborne is the Manager of Turkey Vulture Fund XIII, Ltd., which began operations in January 1995. The Fund acquires, holds, sells or otherwise invests in all types of securities and other instruments. As of the date of this letter, the Fund owned 508,500 shares of NuMED's common stock, representing approximately 10.2% of NuMED's outstanding common stock. Mr. Osborne, as the sole Manager of the Fund, is considered the beneficial owner of all shares owned by the Fund. No other Committee member owns any shares of NuMED stock. Mr. Osborne is a director of TIS Mortgage Investment Company, a publicly-held real estate investment trust, a trustee and Chairman of the Board of Trustees of Meridian Point Realty Trust '83, a publicly-held real estate investment trust, a director of Central Reserve Life Corporation, a publicly-held insurance holding company, a director and Chairman of the Board of Pacific Gateway Properties, Inc., a publicly-held real estate company, and a director and Vice Chairman of the Board of GLB Bancorp, Inc., a bank holding company. Mr. Osborne is 53 years old.

J. MICHAEL GORMAN is the President and Chief Executive Officer of Harmony Laboratories, Inc., which develops and distributes over-the-counter pharmaceuticals and health and beauty aids. From 1990 through 1995, Mr. Gorman was President of Knox International, Inc., a company that produces and distributes medical gases and equipment. Prior to that time, Mr. Gorman served as President of GPI, Inc., a company engaged in the production of custom plastic devices for the medical industry. Mr. Gorman is 46 years old.

THOMAS J. SMITH has been the President of Retirement Management Company since 1992, which manages assisted living and retirement facilities. Since April 1996, Mr. Smith has served as the Executive Operating Manager of Liberty Self-Stor, Ltd., which owns and operates 13 self-storage facilities. Mr. Osborne controls both Retirement Management and Liberty Self-Stor. Mr. Smith is also a director of GLB Bancorp, a bank holding company, and a trustee of Meridian Point Realty Trust '83, a publicly-held real estate investment trust. Mr. Smith is 54 years old.

GARY A. LYONS has been the Senior Vice-President of Retirement Management Company since 1992. Mr. Lyons is also employed by Liberty Self-Stor as the Acquisition Manager, responsible for identifying and evaluating potential acquisitions of self-storage facilities. Mr. Lyons is 46 years old.

LOUISE B. MILLER has been the Assistant Controller of Retirement Management since May 1997. Prior to that time, Ms. Miller was the President and co-owner of Scot's Manor, Inc., a company she founded in 1987. Scot's Manor operated as an assisted living facility in Orwell, Ohio. Ms. Miller is 36 years old.

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                   PROXY SOLICITOR ON BEHALF OF THE COMMITTEE:
                              BEACON HILL PARTNERS
                                90 BROAD STREET
                            NEW YORK, NEW YORK 10004
                           TELEPHONE: 1-800-755-5001